Lease Agreement

Lessor （hereinafter referred to as Party A）：Changzhou CTS Fashion Co., Ltd.

Lessee （hereinafter referred to as Party B）：Shanghai Baby-Fox Fashion Co., Ltd.

Through both parties’ friendly negotiation, they agree:

1. Party A is the lawful owner and in lawful possession of The Third Floor, No.7 Building, 88# Hu Bin North Road, Wujin District, Changzhou. Party B will take the area as the storehouse of ready-to-wear clothes. The floor takes averagely 1300 square meters.
2. Party A lets Party B take the demised premises for a period from Jan. 1, 2007 to Dec. 30, 2009.
3. The rent of the DEMISED PREMISES will be RMB150,000 per year. Party B will pay the rent of six months each time.
4. By the end of this agreement, Party B has the preferential releting right.
5. Within 10 days after this agreement is signed, Party B should pay Party A RMB 20,000 deposit which should be returned to Party B within one month after the agreement is dismissed.
6. For outstanding issues, the two parties will resolve through negotiation.

Party A: Changzhou CTS Fashion Co., Ltd.	Party B: Shanghai Baby-Fox Fashion Co., Ltd.

Signed By:	Signed By:

Date:	Date: